                                                                     Exhibit 4.9

-------------------------------------------------------------------------------

                        SPIEGEL CREDIT CORPORATION III
                                     Buyer

                                      and

                         FIRST CONSUMERS NATIONAL BANK

                                      and

                        SPIEGEL ACCEPTANCE CORPORATION

                                    Sellers

--------------------------------------------------------------------------------

                        RECEIVABLES PURCHASE AGREEMENT

                        Dated as of September 20, 1994

                               TABLE OF CONTENTS
                               -----------------

                                                                                                     Page
                                                                                                     ----
                                   ARTICLE I

                         DEFINITIONS............................................................        1
Section 1.1    Definitions......................................................................        1
Section 1.2    Other Definitional Provisions....................................................        3

                                  ARTICLE II

                         PURCHASE AND CONVEYANCE OF RECEIVABLES.................................        4
Section 2.1    Purchase.........................................................................        4
Section 2.2    Addition of Additional Accounts..................................................        5
Section 2.3    Sellers of Receivables...........................................................        6

                                  ARTICLE III

                         CONSIDERATION AND PAYMENT..............................................        6
Section 3.1    Purchase Price...................................................................        6
Section 3.2    Capital Contribution.............................................................        6
Section 3.3    Payment of Purchase Price........................................................        7
Section 3.4    Adjustments to Purchase Price....................................................        7
Section 3.5    Settlement.......................................................................        7

                                  ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES.........................................        8
Section 4.1    Seller's Representations and Warranties..........................................        8
Section 4.2    Sellers' Representations and Warranties Regarding Additional Accounts............       11
Section 4.3    Representations and Warranties of Buyer..........................................       12
Section 4.4    Other Matters....................................................................       13

                                   ARTICLE V

                         COVENANTS OF SELLERS AND BUYER.........................................       13

Section 5.1    Seller Covenants.................................................................       13
Section 5.2    Buyer Covenants Regarding Nondisclosure; Inspection..............................       17

                                                                                           Page
                                                                                           ----
                                  ARTICLE VI

                        REPURCHASE OBLIGATION...........................................     17

Section 6.1    Mandatory Repurchase.....................................................     17
Section 6.2    Optional Repurchases.....................................................     18
Section 6.3    Conveyance of Repurchased Receivables....................................     19
Section 6.4    Sole Remedy..............................................................     19
Section 6.5    Selection of Removed Accounts............................................     20
Section 6.6    Assignment of Repurchase Rights and Obligations..........................     20

                                  ARTICLE VII

                        CONDITIONS PRECEDENT............................................     20

Section 7.1    Conditions to Buyer's Obligations Regarding Initial Receivables..........     20
Section 7.2    Conditions to Buyer's Obligations Regarding Supplemental Conveyances.....     21
Section 7.3    Conditions Precedent to Sellers' Obligations.............................     22

                                 ARTICLE VIII

                        TERM & TERMINATION..............................................     22

Section 8.1    Term.....................................................................     22
Section 8.2    Effect of Termination....................................................     23

                                  ARTICLE IX

                        MISCELLANEOUS PROVISIONS........................................     23

Section 9.1    Amendment................................................................     23
Section 9.2    Governing Law............................................................     24
Section 9.3    Notices..................................................................     24
Section 9.4    Severability of Provisions...............................................     24
Section 9.5    Assignment...............................................................     24
Section 9.6    Acknowledgment and Agreement of Sellers..................................     24
Section 9.7    Further Assurances.......................................................     24
Section 9.8    No Waiver; Cumulative Remedies...........................................     25
Section 9.9    Counterparts.............................................................     25
Section 9.10   Binding Effect; Third-Party Beneficiaries................................     25
Section 9.11   Merger and Integration...................................................     25
Section 9.12   Headings.................................................................     25

Section 9.13   Schedules and Exhibits.........................................        25
Section 9.14   Estimation and Calculation of Finance Charge Receivables.......        25
Section 9.15   FCNB Records...................................................        25

                                      SCHEDULES

Schedule One     Initial Accounts

Schedule Two     Locations

                                        EXHIBITS

Exhibit A:       Form of Supplemental Conveyance

Exhibit B:       Form of Reconveyance

Exhibit C:       Form of Settlement Statement

Exhibit D:       Charge Account Agreement

                        RECEIVABLES PURCHASE AGREEMENT
                        ------------------------------


          RECEIVABLES PURCHASE AGREEMENT, dated as of September 20, 1994, among FIRST CONSUMERS NATIONAL BANK, a national banking association ("FCNB"), SPIEGEL ACCEPTANCE CORPORATION, a Delaware corporation ("SAC"; FCNB and SAC are collectively referred to herein as the "Sellers"), and SPIEGEL CREDIT CORPORATION III, a Delaware corporation ("Buyer").


                              W I T N E S S E T H:
                              - - - - - - - - - -

          WHEREAS, Buyer desires to purchase from time to time certain Receivables (hereinafter defined) arising under certain specified preferred charge accounts of FCNB; and

          WHEREAS, Sellers desire to sell from time to time and assign such Receivables to Buyer upon the terms and conditions hereinafter set forth; and

          WHEREAS, it is contemplated that the Receivables purchased hereunder will be transferred by Buyer to the Trust (hereinafter defined) in connection with the issuance of certain Certificates (hereinafter defined); and

          WHEREAS, Buyer will grant to the Trustee (hereinafter defined) a security interest in Buyer's rights relating to the Receivables under this Agreement, and Sellers agree that the covenants and agreements made by Sellers herein shall also be for the benefit of the Trustee and all holders of the Certificates;

          NOW, THEREFORE, it is hereby agreed among the parties hereto as follows:


                                   ARTICLE I

                                  DEFINITIONS

          Section 1.1      Definitions.  Whenever used in this Agreement, the
                           -----------
following words and phrases shall have the following meanings:

          "Account" shall mean each charge account established pursuant to a Charge Account Agreement, and which is identified in Schedule 1 hereto by
                                                          ----------
     account number and by Receivable balance as of the Cut Off Date, or identified as of each Addition Date in each computer file or microfiche list delivered to Buyer by FCNB pursuant to Section 2.2. The term "Account" shall also be deemed to refer to an Additional Account, but only from and after the Addition Date with respect thereto, and the term "Account" shall be deemed to refer to any Removed Account prior to but not after the Repurchase Date with respect thereto.

          "Additional Accounts" shall mean the Eligible Accounts designated after the Closing Date in accordance with Section 2.2.

          "Agreement" shall mean this Receivables Purchase Agreement and all amendments hereof and supplements hereto.

          "Assignee Seller"" shall have the meaning specified in section 6.6 hereof.

          "Assignor Seller" shall have the meaning specified in Section 6.6 hereof.

          "Buyer" shall have the mean Spiegel Credit Corporation III, a Delaware corporation.

          "Closing Date" shall mean September 20, 1994.

          "Conveyance Papers" shall have the meaning specified in subsection 4.1(b).

          "Credit Adjustment" shall have the meaning specified in Section 3.4 hereof.

          "FCNB" shall mean First Consumers National Bank, a national banking association.

          "Ineligible Receivable" shall have the meaning specified in Section
     6.1.

          "Initial Accounts" shall have the meaning specified in Section 2.1.

          "Notice Date" shall have the meaning specified in Section 2.2.

          "Purchase Price" shall have the meaning set forth in Section 3.1.

          "Reconveyance" shall mean an instrument substantially in the form and upon the terms of Exhibit B hereto.

          "Removed Accounts" shall have the meaning set forth in Section 6.2.

          "Repurchase Date" shall have the meaning set forth in Section 6.2.

          "Repurchase Notice Date" shall have the meaning set forth in Section 6.2.

          "Repurchase Price" shall mean the Repurchase Price specified in subsection 6.1(c) or 6.2(a), as the case may be.

          "SAC" shall mean Spiegel Acceptance Corporation, a Delaware corporation.

          "Sellers" shall mean, collectively, FCNB and SAC, either one of which is sometimes referred to individually herein as a "Seller".

          "Servicing Agreement" shall mean the Pooling and Servicing Agreement, dated as September 20, 1994, among Buyer, FCNB, as Servicer, and Harris Trust and Savings Bank, as Trustee, and all amendments and supplements thereto.

          "Settlement Date" shall have the meaning specified in section 3.5.

          "Settlement Statement" shall mean a document substantially in the form of Exhibit C hereto.

          "Supplemental Conveyance" shall mean an instrument substantially in the form and upon the terms of Exhibit A hereto.

          Section 1.2     Other Definitional Provisions.
                          -----------------------------

          (a) All terms defined in this Agreement shall have the defined meanings when used in any certificate, other document, or Conveyance Paper made or delivered pursuant hereto, unless otherwise defined therein.

          (b) All terms defined in the Servicing Agreement shall have the defined meanings when used in this Agreement or in any certificate, document, or Conveyance Paper made or delivered pursuant hereto, unless otherwise defined herein or therein.

          (c) The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement or any other Conveyance Paper shall refer to this Agreement or such other Conveyance Paper, as a whole and not to any particular provision of this Agreement or such other Conveyance Paper; and Section, subsection, Schedule and Exhibit references contained in this Agreement are references to Sections, subsections, Schedules and Exhibits in or to this Agreement unless otherwise specified.

          (d) All determinations of the principal or finance charge balance of Receivables, and of any collections thereof, shall be made in accordance with
Section 1.3 of the Servicing Agreement.

                                  ARTICLE II

                     PURCHASE AND CONVEYANCE OF RECEIVABLES

          Section 2.1     Purchase.  (a)  Subject to and upon the terms and
                          --------
conditions hereinafter set forth, each Seller (i) hereby sells, transfers, conveys, and assigns to Buyer, without recourse, all of such Seller's right, title, and interest in, to, and under the Receivables now existing (excluding Receivables in respect of Defaulted Accounts) and hereafter created in respect of each Account listed on Schedule 1 hereto identified by account number and by
                          ----------
Receivable balance as of the Cut Off Date (the "Initial Accounts"), together with all monies due or to become due with respect thereto (including all Finance Charge Receivables), all Collections, Recoveries and other proceeds thereof (including without limitation, "Proceeds" as defined in the UCC as in effect in the State of Illinois) and Insurance Proceeds relating thereto, and (ii) subject to the provisions of Section 2.2, on each Addition Date each Seller shall sell, transfer, convey and assign to Buyer, without recourse, all of such Seller's rights, titles, and interests in, to, and under the Receivables then existing or thereafter created in respect of each Additional Account designated in a Supplemental Conveyance effective on the Addition Date therefor, together with all monies due or to become due with respect thereto (including all Finance Charge Receivables), all Collections, Recoveries and other proceeds thereof (including, without limitation, "proceeds" as defined in the UCC as in effect in the State of Illinois) and Insurance Proceeds relating thereto.

          (b) In connection with such sale and conveyance, each Seller shall, at its own expense, on or prior to the Closing Date (i) indicate or cause to be indicated in its books and records and the computer files of the Receivables that Receivables created in connection with the Initial Accounts have been sold to Buyer in accordance with this Agreement and transferred to the Trust pursuant to the Servicing Agreement for the benefit of the Certificateholders and (ii) deliver or cause to be delivered to Buyer (or to the Trustee, if Buyer so directs) a computer file or microfiche list containing a true and complete list of all such Accounts, identified by account number and by the Receivables balance as of the Cut Off Date.

          (c)   In connection with such sale and conveyance, each Seller agrees
(i) to record and file, at its own expense, any financing statement for the purchase of accounts (as defined in Section 9-106 of the UCC as in effect in any state where such Seller's chief executive offices or books and records relating to the Receivables are located) with respect to the Receivables now existing and hereafter created in respect of each Account (including but not limited to Receivables in Additional Accounts), meeting the requirements of applicable state law in such manner and in such jurisdictions as are necessary to perfect the sale of the Receivables from such Seller to Buyer, and (ii) to deliver a file-stamped copy of such financing statements or other evidence of such filings (which may, for purposes of this Section 2.1, consist of telephone confirmations of such filings) to Buyer (or to the Trustee, if Buyer so directs) on or prior to the Closing Date.

          (d) On the Closing Date, Sellers shall deposit in the Collection Account an amount equal to the amount that Buyer is required to deposit therein pursuant to the second paragraph of Section 4.3(a) of the Servicing Agreement.

          Section 2.2     Addition of Additional Accounts.  (a) If from time to
                          -------------------------------
time, Buyer becomes obligated to designate Additional Accounts pursuant to subsection 2.6(a) of the Servicing Agreement (or any other provision thereof calling for compliance with the procedures set forth in such subsection 2.6(a)), then Buyer shall give Sellers written notice thereof on or before the fifth Business Day (the "Notice Date") prior to the Addition Date therefor and Sellers shall on or before the Addition Date designate sufficient Eligible Accounts to be included as Additional Accounts so that after the inclusion thereof Buyer will be in compliance with the requirements of said subsection 2.6(a). Additionally, subject to the limitations, if any, on Buyer's ability to add Additional Accounts under subsection 2.6(b) of the Servicing Agreement, from time to time Eligible Accounts may be designated to be included as Additional Accounts, upon the mutual agreement of Buyer and Sellers. In either event, Sellers shall have responsibility for selecting the Additional Accounts and shall on or prior to the Addition Date therefor execute and deliver a Supplemental Conveyance identifying the Additional Accounts by account number and Receivables balance and Principal Receivables balance as of the Addition Date, which Supplemental Conveyance shall be effective upon receipt by Buyer.

          (b) On or before each Addition Date with respect to Additional Accounts added pursuant to subsection 2.2(a) FCNB (i) shall indicate or cause to be indicated in its books and records and in the computer files of the Receivables that the Receivables created in connection with such Additional Accounts have been sold to Buyer in accordance with this Agreement and transferred by Buyer to the Trust pursuant to the Servicing Agreement, and (ii) shall deliver or cause to be delivered to Buyer a computer file or microfiche list containing a true and complete list of all Additional Accounts designated in the respective Supplemental Conveyance or, if Buyer shall so direct such computer file or microfiche list shall be delivered to the Trustee pursuant to the Servicing Agreement. FCNB's failure to deliver or cause to be delivered the list prior to termination shall not be deemed to render such transfer executory or uncompleted.

          (c) At any time that Receivables in an Eligible Account are required to be transferred to the Trust pursuant to subsection 2.6(e)of the Servicing Agreement, such Eligible Account shall, until notice from FCNB or Buyer to the other parties hereto to the contrary, automatically be designated to be included as an Account effective as of the date specified in subsection 2.6(e) of the Servicing Agreement. FCNB shall on or before five Business Days after the first day of each calendar month next succeeding the Monthly Period of such conveyance execute a Supplemental Conveyance solely for the purposes of confirming the transfer and assignment of such included Accounts under this subsection 2.2(c) and identifying all such included Accounts so designated during the preceding Monthly Period, by account number and the aggregate amount of the Receivables and the aggregate amount of Principal Receivables in such included Accounts as of such fifth Business Day.

          (d) On or before five Business Days after the first day of the Monthly Period next succeeding the calendar month in which Accounts were included pursuant to subsection 2.2(c), FCNB (i) shall indicate or cause to be indicated in its books and records and in the computer files of the Receivables that the Receivables created in connection with such included Accounts have been sold to Buyer in accordance with this Agreement and transferred by Buyer to the Trust pursuant to the Servicing Agreement and (ii) shall deliver or cause to be delivered to Buyer a computer file or microfiche list containing a true and complete list of all such included Accounts identified in the respective Supplemental Conveyance, or, if Buyer shall so direct, such computer file or microfiche list shall be delivered to the Trustee pursuant to the Servicing Agreement.

          Section 2.2     Sellers of Receivables.  (a) The parties acknowledge
                          ----------------------
and agree that (i) all Eligible Receivables arising prior to the Closing Date under Accounts which were Eligible Accounts as of the Cut Off Date were previously transferred by FCNB to SAC, and that accordingly all Receivables to be transferred to Buyer hereunder on the Closing Date shall be so transferred to Buyer by SAC; and (ii) Eligible Receivables arising on or after the Closing Date under Eligible Accounts shall not be transferred to SAC by FCNB, and accordingly all such Eligible Receivables to be transferred to Buyer hereunder shall be so transferred to Buyer by FCNB.

          (b) It is further agreed that Eligible Receivables arising under Additional Accounts prior to the applicable Addition Date may on each Addition Date be transferred to Buyer hereunder by either Seller, as the Sellers may agree between themselves without the necessity of any consent or approval of any other Person, but that in any event Eligible Receivables arising under Additional Accounts on or after the applicable Addition Date and which are to be transferred to Buyer hereunder shall be so transferred by FCNB.


                                  ARTICLE III

                           CONSIDERATION AND PAYMENT

          Section 3.1     Purchase Price.  Except as provided in Section 3.2,
                          --------------
the Purchase Price for all Receivables (including Receivables in Additional Accounts) conveyed to the Buyer under this Agreement shall be a dollar amount equal to the total recorded unpaid balance of such Receivables (including Principal Receivables and Finance Charge Receivables) on the date conveyed to Buyer hereunder.

          Section 3.2  Capital Contribution.  SAC intends to make an
                       --------------------
intercompany loan in the amount of $__________ to Spiegel on the Closing Date, and Spiegel intends to make a capital contribution in like amount to Buyer on the Closing Date. Accordingly, $__________ of the Receivables conveyed to Buyer by SAC on the Closing Date shall constitute the funding of such intercompany loan from SAC to Spiegel and shall be transferred by SAC (on behalf of Spiegel) to Buyer as a capital contribution by Spiegel to Buyer.

          Section 3.3  Payment of Purchase Price.  The Purchase Price for
                       -------------------------
Receivables, other than those contributed to capital as set forth in Section 3.2, shall be paid or provided for on the Closing Date, each Addition Date and each Settlement Date, as the case may be, in either of the following ways (or any combination thereof) as Buyer and the appropriate Seller may mutually agree from time to time: (i) by payment in cash in immediately available funds; or
(ii) by the sale, transfer, and assignment from Buyer to the appropriate Seller of an undivided participation in the Exchangeable Seller Certificate, entitling such Seller to receive a portion of all payments made to the holder of the Exchangeable Seller Certificate in the proportion that the principal amount of the purchased Receivables not paid for in cash as provided in clause (i) above bears to the Principal Receivables evidenced by the Exchangeable Seller Certificate. In the absence of any agreement to the contrary, any portion of the Purchase Price not paid in cash on the Closing Date, any Addition Date (other than Addition Dates arising under Section 2.2), or Settlement Date shall automatically be deemed the purchase of a participation in the Exchangeable Seller Certificate in accordance with the terms of this Section 3.3 in an amount equal to the unpaid portion of the Purchase Price payable on such date, which participation interest shall be evidenced by the Settlement Statement as provided in Section 3.5 hereof.

          Section 3.4  Adjustments to Purchase Price.  The Purchase Price
                       -----------------------------
payable to each Seller shall be adjusted on a monthly basis (a "Credit Adjustment") with respect to any Receivable purchased from such Seller (i) which was created in respect of merchandise refused or returned by the Obligor thereunder, (ii) which is reduced by the Servicer by any rebate, refund, chargeback, or adjustment, (iii) as to which the Obligor thereunder has asserted a counterclaim or defense and either (x) the Servicer has agreed such counterclaim or defense is valid or (y) a final, nonappealable judgment or decree has been entered in favor of such Obligor in respect of such counterclaim or defense by a court or arbitral body having jurisdiction thereof, or (iv) which the Servicer has determined was created as a result of a fraudulent or counterfeit charge, but only if and to the extent such fraudulent or counterfeit charges are not included as charge-offs under the Charge Account Guidelines.

          Section 3.5  Settlement.  On each Determination Date under the
                       ----------
Servicing Agreement (herein, a "Settlement Date"), FCNB shall deliver or cause to be delivered to Buyer a Settlement Statement in substantially the form of Exhibit C, showing the aggregate amount of Receivables conveyed by each Seller
---------
from the previous Settlement Date (or from the Closing Date in the case of the first Settlement Date) to such date, the amount of all payments of the Purchase Price received by each Seller prior to such Settlement Date in respect of such

Receivables, any Credit Adjustments to be made pursuant to Section 3.4 hereof, and the settlements of the remaining Purchase Price for such Receivables to be made as of such Settlement Date between Buyer and each Seller in accordance with
Section 3.3. The balance due, if any, from Buyer to a Seller as reflected on such Settlement Statement shall be paid by Buyer to such Seller in immediately available funds, or, unless otherwise agreed, shall automatically be deemed an assignment of an interest in the Exchangeable Seller Certificate in accordance with Section 3.3 in an amount equal to the unpaid portion of the Purchase Price then due and payable, which participation shall be evidenced by the Settlement Statement.
                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES

          Section 4.1  Seller's Representations and Warranties.  Each Seller,
                       ---------------------------------------
but only as to itself and as to those Receivables, if any, transferred by it hereunder, hereby severally (and not jointly) represents and warrants to, and agrees with, Buyer as of the Closing Date that:

          (a)   Organization, Good Standing, and Qualification.  SAC is a
                ----------------------------------------------
     corporation duly organized and validly existing in good standing under the laws of the State of Delaware, and has full corporate power, authority, and right to own its properties and to conduct its business as such properties are presently owned and such business is presently conducted, and to execute, deliver and perform its obligations under this Agreement. FCNB is a national banking association duly organized and validly existing as such and in good standing under the laws of the United States of America, and has full corporate power, authority, and right to own its properties and to conduct its business as such properties are presently owned and such business is presently conducted, and to execute, deliver and perform its obligations under this Agreement. Such Seller is duly qualified to do business and is in good standing in each State of the United States where the nature of its business requires it to be so qualified.

          (b)   Due Authorization.  The execution and delivery of this
                -----------------
     agreement, any Supplemental Conveyance, the Servicing Agreement, or any other document or instrument delivered pursuant hereto or thereto (the "Conveyance Papers"), to the extent that such Seller is a party thereto, and the consummation of the transactions provided for in this Agreement or any such other Conveyance Paper, have been duly authorized by all necessary corporate action on the part of such Seller.

          (c)   No Conflict.  The execution and delivery of the Conveyance
                -----------
     Papers, the performance of the transactions contemplated by the Conveyance Papers, and the fulfillment of the terms of the Conveyance Papers will not conflict with, result in any breach of any of the material terms and provisions of, or constitute (with or without notice or lapse of time or both) a material default under, any Indenture, contract, agreement, mortgage, deed of trust, or other instrument to which such Seller is a party or by which it or any of its properties are bound.

          (d)   No Violation.  The execution and delivery of the Conveyance
                ------------
     Papers, the performance of the transactions contemplated by the Conveyance Papers, and the fulfillment of the terms of the Conveyance Papers will not conflict with or violate any material Requirements of Law applicable to such Seller.

          (e)   No Proceedings.  There are no proceedings or investigations
                --------------
     pending or, to the best knowledge of such Seller, threatened against such Seller, before any Governmental Authority (i) asserting the invalidity of the Conveyance Papers, (ii) seeking to prevent the consummation of any of the transactions contemplated by the Conveyance Papers , (iii) seeking any determination or ruling that, in the reasonable judgment of such Seller, would materially and adversely affect the performance by such Seller of its obligations under the Conveyance Papers, or (iv) seeking any determination or ruling that would materially and adversely affect the validity or enforceability of the Conveyance Papers.

          (f)   All Consents Required.  All approvals, licenses, authorizations,
                ---------------------
     consents, orders, or other actions of any Person or of any Governmental Authority required in connection with the execution and delivery of the Conveyance Papers by such Seller, the performance by such Seller of the transactions contemplated by the Conveyance Papers, and the fulfillment by such Seller of the terms of the Conveyance Papers, have been obtained.

          (g)   Identification of Accounts and Receivables.  As of the Closing
                ------------------------------------------
     Date, FCNB or SAC, as appropriate, has (i) indicated or caused to be indicated in its books and records and in the computer files of the Receivables that Receivables created in respect of the Initial Accounts have been sold to Buyer in accordance with this Agreement and transferred to the Trust pursuant to the Servicing Agreement for the benefit of the Certificateholders and (ii) has delivered or caused to be delivered to Buyer (or to the Trustee, if so directed by Buyer) a computer file or microfiche list containing a true and complete list of all such Accounts, identified by account number and by the Receivable balance as of the Cut Off Date.

          (h)   Existing Financing Statements.  There is no financing statement
                -----------------------------
     or similar statement or instrument of registration naming such Seller as "debtor," "transferor" or similar party (other than those, if any, which have been released or terminated or the scope of which has otherwise been effectively limited) under the law of any jurisdiction now on file or registered in any public office covering any interest of any kind in the Accounts or Receivables, or intended so to be, and such Seller will not execute or authorize there to be on file in any public office any financing statement or similar statement or instrument of registration under the laws of any jurisdiction relating to the Accounts or Receivables, except (i) any financing statements or assignments to be filed in respect of and covering any security or other interest of Buyer or the Trustee pursuant to this Agreement or the Servicing Agreement, and (ii) any financing statements filed against FCNB with respect to its regular transfers of receivables to SAC.

          (i)   Filings.  All filings and recordings required to perfect the
                -------
     title of Buyer to the Receivables purchased hereunder have been or will have been accomplished prior to the Closing Date and each Addition Date and are in full force and effect, and such Seller shall at its expense perform all acts and execute all documents reasonably requested by Buyer at any time to evidence, perfect, maintain, and enforce the title of Buyer in such Receivables and the transfer thereof to the Trust. Such Seller will, at the reasonable request of Borrower, execute and file additional financing statements reasonably satisfactory in form and substance to Buyer. All filings and recordings required to perfect the title of SAC to the Receivables to be transferred by it to Buyer pursuant to subsections 2.3(a)(i) and 2.3(b) have been accomplished and are in full force and effect.

          (j)   Binding Obligation.  The Conveyance Papers to which such Seller
                ------------------
     is party constitute legal, valid and binding obligations of such Seller, enforceable against such Seller in accordance with their terms, except as such enforceability may be limited by Debtor Relief Laws and except as such enforceability may be limited by general principles of equity (whether considered in a suit at law or in equity).

          (k)   Valid Conveyance.  As of the Closing Date, the Conveyance Papers
                ----------------
     then in existence constitute a valid sale, assignment, and conveyance to Buyer of all right, title, and interest of such seller in, to, and under the Receivables then existing and thereafter created in the Accounts (other than Receivables in the Additional Accounts), all monies due or to become due with respect thereto (including all Finance Charge Receivables), together with all Collections, Recoveries and other proceeds (including, without limitation, "proceeds" as defined in the UCC as in effect in the State of Illinois ) of such Receivables and Insurance Proceeds relating thereto, and such property will be owned free and clear of any Lien of any Person claiming through or under such Seller and its Affiliates, except for Liens permitted under subsection 5.1(d).

          (l)   Eligibility of Receivables.  Such Seller hereby represents and
                --------------------------
     warrants to Buyer as of the Closing Date that (i) as of the Cut Off Date,
     Schedule 1 to this Agreement and the computer file or microfiche list delivered pursuant to subsection 2.1(b) is an accurate and complete listing in all material respects of all the Accounts as of the Cut-Off Date and the information contained therein with respect to the identity of such Accounts and the Receivables existing thereunder is true and correct in all material respects as of the Cut-Off Date, (ii) each Receivable then existing is an Eligible Receivable, (iii) each Receivable then existing has been conveyed to Buyer free and clear of any Lien of any Person and in compliance, in all material respects, with all Requirements of Law applicable to such Seller and (iv) with respect to each Receivable then existing, all consents, licenses, approvals, or authorizations of or registrations or declarations with any Governmental Authority required to be obtained, effected or given by such Seller in connection with the transfer of such Receivable to Buyer have been duly obtained, effected, or given and are in full force and effect. On each day on which any new Receivable is conveyed by such Seller to Buyer hereunder, such Seller shall be deemed to represent and warrant to Buyer that (i) each Receivable conveyed on such day is an Eligible Receivable, (ii) each Receivable conveyed on such day has been conveyed to Buyer free and clear of any Lien of any Person and in compliance, in all material respects, with all Requirements of Law applicable to such Seller, (iii) with respect to each such Receivable, all consents, licenses, approvals or authorizations of or registrations or declarations with, any Governmental Authority required to be obtained, effected, or given by such Seller in connection with the conveyance of such Receivable to the Trust have been duly obtained, effected or given and are in full force and effect, and (iv) the representations and warranties set forth in subsections 4.1(j) and (k) are true and correct with respect to each Receivable transferred on such day as if made on such day.

          (m)   Eligible Accounts.  As of the Cut Off Date, each Account (other
                -----------------
     than Additional Accounts) is an Eligible Account.

          (n)   Selection Procedures.  The Accounts were assigned randomly to
                --------------------
     Cycles by FCNB or Spiegel. No selection procedures believed by such Seller to be materially adverse to the interests of Buyer or its successors and assigns were utilized by such Seller in selecting the Accounts.

          Section 4.2  Sellers' Representations and Warranties Regarding
                       -------------------------------------------------
Additional Accounts. Each Seller, but only as to itself and as to those
-------------------
Receivables, if any, transferred by it hereunder, hereby severally (and not jointly) represents and warrants, and agrees with Buyer, as of each Addition Date, that:


          (a)   Reconfirmation of Representations and Warranties.  All
                ------------------------------------------------
     representations and warranties made by such Seller pursuant to Section 4.1 hereof remain true and correct in all respects as of such Addition Date as if made on such date.

          (b)   Identification of Accounts and Receivables.  FCNB has, as of the
                ------------------------------------------
     Addition Date with respect to Additional Accounts added pursuant subsection 2.2(a), and will have, as of the fifth Business Day after the first day of the calendar month occurring after any Addition Date occurring under subsection 2.2(c), (i) indicated or caused to be indicated in its books and records and in the computer files of the Receivables that Receivables created in respect of the Additional Accounts have been sold to Buyer in accordance with this Agreement and transferred to the Trust pursuant to the Servicing Agreement for the benefit of the Certificateholders and (ii) delivered or caused to be delivered to Buyer (or to the Trustee, if so directed by Buyer) a computer file or microfiche list containing a true and correct list of all such Additional Accounts, identified by account number and by the Receivable balance as of the Addition Date for Additional Accounts added pursuant to subsection 2.2(a) hereof and as of such fifth Business Day of a calendar month with respect to Additional Accounts added pursuant to subsection 2.2(b) hereof and any such computer file or microfiche list is or will be an accurate and complete listing in all material respects of all the Additional Accounts as of the Addition Date or as of such fifth Business Day and the information contained therein with respect to the identity of such Additional Accounts and the Receivables existing thereunder is true and correct in all material respects as of such date.

          (c)   Eligibility of Accounts.  Each Additional Account is, as of the
                -----------------------
     Addition Date, an Eligible Account.

          (d)   Selection Procedures.  The Additional Accounts were assigned
                --------------------
     randomly to Cycles by FCNB. No selection procedures believed by such Seller to be materially adverse to the interests of Buyer of its successors and assigns were utilized by such Seller in selecting the Additional Accounts from available Eligible Accounts.

          (e)   Insolvency.  Such Seller is not insolvent as of the Addition
                ----------
     Date.

          (f)   Bankruptcy Proceeding.  Such Seller has not filed a voluntary
                ---------------------
     proceeding under the Debtor Relief Laws and has no knowledge of the filing of any involuntary proceeding against it under such laws.

          (g)   Valid Conveyance.  As of each Addition Date, a valid sale,
                ----------------
     assignment and conveyance to Buyer of all right, title, and interest of such Seller in, to, and under the Receivables then existing and thereafter created in respect of the Additional Accounts, all monies due or to become due with respect thereto (including all Finance Charge Receivables), together with all proceeds (including, without limitation, "proceeds" as defined in the UCC as in effect in the State of Illinois) of such Receivables and Insurance Proceeds relating thereto, has been consummated and such property will be held free and clear or any Lien of any Person claiming through or under such Seller and its Affiliates, except for Liens permitted under subsection 5.1(d).

          Section 4.3  Representations and Warranties of Buyer.  As of the
                       ---------------------------------------
Initial Closing Date, and each Addition Date, Buyer hereby represents and warrants to, and agrees with, the Sellers that:

          (a) Organization and Good Standing. Buyer is a corporation duly
              ------------------------------
     organized and validly existing in good standing under the laws of the State of Delaware and has full corporate power, authority, and right to own its properties and to conduct its business as such properties are presently owned and such business is presently conducted, and to execute, deliver, and perform its obligations under the Conveyance Papers.

          (b) Due Qualification. Buyer is neither required to qualify, nor to
              -----------------
     register, as a foreign corporation in any state in order to conduct its business, and has obtained all necessary licenses and approvals with respect to Buyer required under federal and Delaware law.

          (c) Due Authorization. The execution and delivery of the Conveyance
              -----------------
     Papers and the consummation of the transactions provided for in the Conveyance Papers have been duly authorized by Buyer by all necessary corporate action on the part of the Buyer.

          (d) No Conflict. The execution and delivery of the Conveyance Papers,
              -----------
     the performance of the transactions contemplated by the Conveyance Papers and the fulfillment of the terms of the Conveyance Papers will not conflict with, result in any breach of any of the material terms and provisions of, or constitute (with or without notice or lapse of time or both) a material default under, any indenture, contract, agreement, mortgage, deed of trust, or other instrument to which Buyer is a party or by which it or any of its properties are bound.

          (e) No Violation. The execution and delivery of the Conveyance
              ------------
     Papers, the performance of the transactions contemplated by the Conveyance Papers, and the fulfillment of the terms of the Conveyance Papers will not conflict with or violate any Requirements of Law applicable to Buyer.

          (f) No Proceedings. There are no proceeding or investigations pending
              --------------
     or, to the best knowledge of Buyer, threatened against Buyer, before any Governmental Authority (i) asserting the invalidity of the Conveyance Papers, (ii) seeking to prevent the consummation of any of the transactions contemplated by the Conveyance Papers, (iii) seeking in determination or ruling that, in the reasonable judgment of Buyer, would materially and adversely affect the performance by Buyer of its obligations under the Conveyance Papers, or (iv) seeking any determination or ruling that would materially and adversely affect the validity or enforceability of the Conveyance Papers.

          (g) All Consents Required. All approvals, authorizations, licenses,
              ---------------------
     consents, orders, or other actions of any Person or of any Governmental Authority required in connection with the execution and delivery of the Conveyance Papers, the performance of the transactions contemplated by the Conveyance Papers, and the fulfillment of the terms of the Conveyance Papers have been obtained.

          Section 4.4  Other Matters.
                       -------------

          (a) The representations and warranties set forth in this Article IV shall survive the conveyance of the Receivables to Buyer, and termination of the rights and obligations of the Buyer and Sellers under this Agreement. Upon discovery by Buyer or a Seller of a breach of any of the foregoing representations and warranties, the party discovering such breach shall give prompt written notice to the others.

          (b) In no event shall Buyer be liable to either Seller on account of breach of any representation or warranty of Buyer set forth herein.


                                   ARTICLE V

                         COVENANTS OF SELLERS AND BUYER

          Section 5.1  Seller Covenants. Each Seller, but only as to itself and
                       ----------------
as to those Receivables, if any, transferred by it hereunder, hereby severally (and not jointly) covenants and agrees with Buyer as follows:

          (a) Charge Account Agreements and Charge Account Guidelines.  FCNB
              -------------------------------------------------------
shall comply with and perform its obligations under the Charge Account Agreements relating to the Accounts and the Charge Account Guidelines, except insofar as any failure to so comply or conform would not materially and adversely affect the rights of the Trustee and Certificateholders under the Servicing Agreement or under the Certificates. In that regard, except as aforesaid, and so long as such changes are made applicable to comparable segments of the charge accounts originated by FCNB which have characteristics the same as, or substantially similar to, the Accounts pursuant to which the Receivables were created, FCNB shall be free to change the terms and provisions of such Charge Account Agreements or the Charge Account Guidelines in any respect (including, without limitation, the calculation of the amount, the timing, or charge-offs).

          (b) Finance Charges and Other Fees. Except (i) as otherwise required
              ------------------------------
by any Requirements of Law or (ii) as is consistent with the provisions of the Servicing Agreement and all Supplements thereto and as is deemed by FCNB to be advisable for the charge account program based on good faith assessment by FCNB of the various factors impacting the use of FCNB charge accounts, FCNB shall not reduce at any time (x) the Finance Charges assessed in respect of any Accounts or (y) any other fees charged on any of the Accounts, if as a result of any such reduction, FCNB's reasonable expectation of the Portfolio Yield (as defined in the Servicing Agreement) as of such date would be less than the highest of the Base Rates (as defined in the Servicing Agreement) for the Certificates then outstanding.

          (c) Receivables Not to be Evidenced by Promissory Notes. FCNB will
              ---------------------------------------------------
take no action to cause any Receivable to be evidenced by any "instrument" (as defined in the UCC as in effect in the State of Illinois.

          (d) Security Interests. Except for the conveyances hereunder, (i)
              ------------------
such Seller will not sell, pledge, assign or transfer to any other Person, or grant, create, incur, assume or suffer to exist any Lien on any Receivable, whether now existing or hereafter created, or any interest therein; (ii) such Seller will immediately notify Buyer and the Trustee of the existence of any Lien on any Receivable; (and (iii) such Seller shall defend the right, title, and interest of Buyer and its successors and assigns in, to, and under the Receivables, whether now existing or hereafter created, against all claims of third parties claiming through or under such Seller; provided, however, that nothing in this Section 5.1(d) shall prevent or be deemed to prohibit such Seller from suffering to exist upon any of the Accounts or Receivables any Liens for municipal or other local taxes if such taxes shall not at the time be due and payable or if such Seller shall concurrently be contesting the validity thereof in good faith by appropriate proceedings and shall have set aside on its books adequate reserves with respect thereto.

          (e) Location of Books and Records. FCNB's copies of originals or
              -----------------------------
duplicates of all documents evidencing all Charge Account Agreements and Accounts are kept by FCNB at, and only at, the locations specified on Schedule 2
                                                                      ----------
hereto.  Each Seller's chief executive office is identified on Schedule 2
                                                               ----------
hereto. FCNB will not relocate such documents or related records and books, and neither Seller will relocate its chief executive office, unless such Seller shall have given to Buyer not less than 15 days' written notice of its intention to do so, clearly describing the new location. If as a result of such relocation, the applicable provisions of the UCC or any other applicable law require the filing of any amendment to any previously-filed financing or continuation statement or the filing of a new financing statement, the appropriate Seller shall file such financing statement or amendment as may be necessary with respect to the transfer of Accounts (as defined in Section 9-106 of the UCC in effect in the State of Illinois). Such Seller shall at all times maintain each office in which it maintains records with respect to Receivables and its chief executive office within the United States of America. Additionally, FCNB shall clearly and unambiguously identify or cause to be identified each Account (including any Additional Account designated pursuant to Section 2.2 hereof) in its books and records, and in the computer records of the Receivables, to reflect that the Receivables arising in such Account have been sold to Buyer and transferred by Buyer to the Trust pursuant to the Servicing Agreement. Such Seller shall, prior to the sale or transfer to a third party of any receivable owned by such Seller or held in its custody, examine its books and records, including any computer records, to determine that such receivable is not a Receivable.

          (f) Change of Name or Corporate Structure. Within 30 days after such
              -------------------------------------
Seller makes any change in its name, identity, or corporate structure which would make any financing statement or continuation statement filed in accordance with Section 2.1 above seriously misleading within the meaning of Section 9-402(7) of the UCC as in effect in the state where such financing statement or continuation statement was filed, such Seller shall file such financing statements or amendments as may be necessary with respect to the transfer of Accounts.

          (g) Further Assurances. Such Seller will make, execute or endorse,
              ------------------
acknowledge, and file or deliver to Buyer from time to time such schedules, confirmatory assignments, conveyances, transfer endorsements, powers of attorney, certificates, reports and other assurances or instruments and take such further steps relating to the Receivables and other rights covered by this Agreement, as Buyer may request and reasonably require.

          (h) Indemnification. Such Seller agrees to indemnify, defend and
              ---------------
hold Buyer harmless from and against any and all loss, liability, damage, judgment, claim, deficiency, or expense (including interest, penalties, reasonable attorneys' fees and amounts paid in settlement) to which Buyer may become subject insofar as such loss, liability, damage, judgment, claim, deficiency, or expense arises out of or is based upon (i) a breach by such Seller of its warranties and covenants contained in Section 4.1 (provided, however, with respect to the representations and warranties contained in subsections 4.1(l) and (m) above the indemnification provided for herein shall apply only to a breach involving a material amount of Accounts or Receivables) or (ii) the representations of such Seller contained in Section 4.2, or any information certified in any Schedule delivered by such Seller hereunder, being untrue in any material respect at any time. The obligations of the Sellers under this subsection 5.1(i) shall be considered to have been relied upon by Buyer and shall survive the execution, delivery, and performance of this Agreement regardless of any investigation made by Buyer or on its behalf.

          (i) Municipal and Local Taxes. FCNB or the Servicer shall be
              -------------------------
responsible for collecting all state, local, and municipal taxes associated with the Accounts and Receivables and for remitting the same to the appropriate Governmental Authority, together with all tax returns, reports, or affidavits required by such Governmental Authority in connection therewith.

          (j) Conveyance of Accounts. Such Seller shall not convey, assign,
              ----------------------
exchange, or otherwise transfer the Accounts to any Person prior to termination of this Agreement, and the Servicing Agreement.

          (k) Non-Petition. Each Seller hereby covenants and agrees that prior
              ------------
to the date which is one year and one day after the Trust Termination Date, it will not institute against, or join any other person in instituting against, Buyer any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings under any federal or state bankruptcy or similar law; provided, however, that, while the Certificates are outstanding, the agreement of the Sellers set forth in this sentence will terminate and be of no force and effect if the absence of such agreement would not in and of itself result in the lowering, suspension or withdrawal by Standard and Poor's, if such rating agency then rates the Certificates, or by Moody's, if such rating agency then rates the Certificates, of their respective ratings of the Certificates. Nothing in this subsection 5.1(1) shall preclude, or be deemed to estop, either Seller (a) from taking or omitting to take any action prior to such date (i) in any case or proceeding voluntarily filed or commenced by or on behalf of Buyer under or pursuant to any such law or (ii) except for joining in the involuntary petition, in any involuntary case or proceeding pertaining to Buyer which is filed or commenced by or on behalf of a Person other than a Seller (or any Person to which a Seller shall have assigned, transferred or otherwise conveyed any part of its obligations hereunder) under or pursuant to any such law or (b) from commencing or prosecuting any legal action which is not an involuntary case or proceeding under or pursuant to any such law against Buyer or any of its properties.

          (l) Merger; Consolidation.  FCNB shall not consolidate with or merge
              ---------------------
into any other Person or convey or transfer its properties and assets substantially as an entirety to any Person, unless:

          (i) the Person formed by such consolidation or into which FCNB is merged or the Person which acquires by conveyance or transfer the properties and assets of FCNB substantially as an entirety shall be, if FCNB is not the surviving entity, organized and existing under the laws of the United States of America or any State or the District of Columbia, and shall be a national banking association, federal savings association, state banking corporation or state savings association which is not subject to the bankruptcy laws of the United States of America and shall expressly assume, by an agreement supplemental hereto, executed and delivered to the Buyer, in form satisfactory to the Buyer, the performance of every covenant and obligation of FCNB, as applicable hereunder, and shall benefit from all the rights granted to FCNB, as applicable hereunder. To the extent that any right, covenant or obligation of FCNB, as applicable hereunder, is inapplicable to the successor entity, such successor entity shall be subject to such covenant or obligation, or benefit from such right, as would apply, to the extent practicable, to such successor entity; and

          (ii) FCNB shall have delivered to the Buyer an Officer's Certificate and an Opinion of Counsel, each, in form and substance reasonably acceptable to the Buyer, stating that such consolidation, merger, conveyance or transfer and such supplemental agreement comply with this Agreement and that all conditions precedent herein provided for relating to such transaction have been complied with and, in the case of the Opinion of Counsel, that such supplemental agreement is legal, valid and binding with respect to FCNB.

          Section 5.2 Buyer Covenants Regarding Nondisclosure; Inspection.
                      ---------------------------------------------------
Buyer hereby covenants and agrees with the Sellers (and agrees to cause the Trustee) not to disclose to any Person any of the account numbers or other information contained in the computer files or microfiche lists delivered to Buyer (or to Trustee if buyer so directs) pursuant to Sections 2.1 and

2.2, and subsection 4.2(b), 7.1(c) and 7.2(c) hereof, except (i) as is required in connection with the performance of the Trustee's duties under the Servicing Agreement or in enforcing the rights of the Certificateholders and (ii) such disclosures as are required upon appointment of a successor Servicer under the Servicing Agreement. Buyer agrees (and shall cause the Trustee) to take such measures as shall be reasonably requested by either Seller to protect and maintain the security and confidentiality of such information, and in connection therewith, shall allow the Sellers to inspect the applicable security and confidentiality arrangements from time to time in normal business hours. Buyer shall (and shall cause the Trustee to) give the Sellers five days prior written notice of any disclosure pursuant to this Section 5.2.


                                  ARTICLE VI

                             REPURCHASE OBLIGATION

         Section 6.1 Mandatory Repurchase.
                     --------------------

         (a) Ineligible Receivables. Except as hereinafter provided, in the
             ----------------------
event of a breach by a Seller of any representation and warranty of such Seller set forth in subsection 4.1(1) hereof, within 60 days (or with the prior written consent of Buyer, such longer period specified in such consent) of the earlier to occur of the discovery of such breach by such Seller, or receipt by such Seller of written notice of such breach given by Buyer, such Seller shall repurchase and Buyer shall convey, without recourse, representation, or warranty, all of Buyer's right, title, and interest in each Principal Receivable to which such breach relates (an "Ineligible Receivable") on the terms and conditions set forth below; provided, however, that no such repurchase shall be required to be made with respect to such Ineligible Receivable if, on any day within such 60 day period (or such longer period as may be specified in the consent), either (i) the representations and warranties of such Seller in the second sentence of subsection 4.1(l) with respect to such Ineligible Receivable shall then be true and correct in all material respects with respect to such Ineligible Receivable as if such Ineligible Receivable had been conveyed to Buyer on such day, or (ii) the aggregate amount of Ineligible Receivables outstanding at any time and with respect to which such representations and warranties continue to be incorrect in any material respect does not in the sole reasonable judgment of an officer of Buyer have a material adverse effect on the interest of the Trust in the Receivables as a whole, including the ability of the Servicer in its sole reasonable judgment to collect the Receivables. Notwithstanding anything contained in this subsection 6.1(a) to the contrary, in the event of breach of any representation and warranty of a Seller set forth in subsection 4.1(l) hereof with respect to (x) each Receivable existing as of the Closing Date or an Addition Date, as applicable, and (y) each new Receivable acquired by Buyer hereunder, having been conveyed to Buyer free and clear of any Lien of any Person claiming through or under such Seller and its Affiliates and in compliance in all material respects with all Requirements of Law applicable to such Seller, immediately upon the earlier to occur of the discovery of such breach by such Seller, or receipt by such Seller of written notice of such breach given by Buyer, such Seller shall repurchase and Buyer shall convey, without recourse, representation or warranty, all of Buyer's right, title and interest in each Ineligible Receivable affected by such breach.

         (b) In the event of a breach of the representations and warranties of a Seller set forth in subsections 4.1(j) and (k) hereof, Buyer may give such Seller written notice directing such Seller to repurchase all of the Principal Receivables transferred by such Seller hereunder within 45 days after such notice (or within such longer period as may be specified in such notice); whereupon, such Seller shall repurchase and Buyer shall convey to such Seller, without recourse, representation, or warranty, all of Buyer's right, title, and interest in all of the Principal Receivables transferred by such Seller, on a Settlement Date first occurring after such applicable period on the terms and conditions set forth below; provided, however, that no such repurchase by a Seller shall be required to be made if, at any time during such applicable period the representations and warranties of such Seller contained in Sections 4.1(j) and (k) shall then be true and correct in all material respects.

         (c) The Repurchase Price for the Principal Receivables shall be an amount equal to: (i) for Ineligible Receivables repurchased pursuant to Section 6.1(a) hereof, the aggregate face amount of each such Ineligible Receivable on the date of repurchase, and (ii) for Principal Receivables repurchased pursuant to Section 6.3(b) hereof, an amount equal to the "deposit amount" paid pursuant to Section 2.4(e) of the Servicing Agreement. Payment of the Repurchase Price may be made, at the option of the repurchasing Seller: (i) in immediately available funds; (ii) as a reduction in such Seller's interest in and to any participation interest in the Exchangeable Seller Certificate in an amount equal to the unpaid portion of the Repurchase Price; or (iii) any combination of the foregoing; provided, however, that such Seller must make payment of a sufficient portion of the Repurchase Price in immediately available funds to enable Buyer to make any cash payment to the Trust then required under the Servicing Agreement.

         Section 6.2 Optional Repurchases. (a) Buyer shall have the option to
                      --------------------
require either Seller to repurchase all of Buyer's rights, titles, and interests in, to, and under all Receivables transferred by such Seller hereunder and created pursuant to certain Accounts designated by Buyer (the "Removed Accounts"); provided that, Buyer shall only be entitled to require such repurchase (i) if Buyer is able to effect a retransfer of such Receivables from the Trust in compliance with Section 2.7 or 10.2 of the Servicing Agreement,
(ii) if Buyer and both Sellers mutually agree as to the designation of the Removed Accounts, and (iii) the repurchasing Seller shall deliver an Opinion of Counsel reasonably acceptable to Buyer and the Trustee that such repurchase would not constitute a fraudulent conveyance by such Seller. On or before the fifth Business Day (the "Repurchase Notice Date") prior to the date on which the Removed Accounts will be designated by Buyer, Buyer shall give the repurchasing Seller or Sellers (as the case may be) written notice of its election to require such Seller or Sellers to so repurchase the Receivables of the Removed Accounts on the date specified in such notice (the "Repurchase Date"). The Repurchase Price for an optional repurchase effected pursuant to this Section 6.2(a) shall be: (i) for Receivables purchased pursuant to Section 2.7 of the Servicing Agreement, an amount equal to the total recorded unpaid balance of such repurchased Receivables (including Principal Receivables and Finance Charge Receivables) on the Repurchase Date, and (ii) for Receivables purchased pursuant to Section 10.2 of the Servicing Agreement, an amount equal to the "deposit amount" paid in compliance with Section 10.2 of the Servicing Agreement. Upon execution and delivery of any Reconveyance effecting any repurchase as contemplated in this Section 6.2(a), Buyer shall have no further right, title, or interest in any Receivables from the Removed Accounts.

          (b) Payment of the Repurchase Price as specified in Section 6.2(a) above shall be made in any manner provided for in Section 6.1 hereof; provided, however, that the repurchasing Seller must make payment of a sufficient portion of the Repurchase Price in immediately available funds to enable Buyer to make any cash payment to the Trust then required under the Servicing Agreement.

          Section 6.3 Conveyance of Repurchased Receivables. On or prior to
                      -------------------------------------
the date that a Seller is required to repurchase Receivables under Section 6.1, or on the date a Seller is permitted to purchase any Receivables under Section 6.2, or on any Repurchase Date, as the case may be, Buyer shall execute and deliver to the repurchasing Seller a Reconveyance substantially in the form and upon the terms of Exhibit B hereto, pursuant to which Buyer conveys to such Seller all of Buyer's right, title, and interest in the Receivables to be repurchased by such seller and, with respect to repurchases effected pursuant to
Section 6.2 hereof, within three Business Days thereafter, a computer file or microfiche list containing a true and complete list of all Removed Accounts identified by account number and the aggregate Receivable balances to be repurchased by such Seller in such Removed Accounts as of the Repurchase Notice Date. Buyer shall (and shall cause the Trustee to) execute such other documents or instruments of conveyance or take such other actions as the repurchasing Seller may reasonably require to effect any repurchase of Receivables pursuant to this Article VI.

          Section 6.4 Sole Remedy. The obligation of a Seller to repurchase
                      -----------
Ineligeble Receivables pursuant to Section 6.1 hereof shall constitute the sole remedy available to Buyer, the Trustee, any Certificateholder, any Servicer, any Enhancement Provider or any other Person respecting any breach of the representations and warranties set forth in Sections 4.1(j), (k), (l) and (m) with respect to such Receivables.

          Section 6.5 Selection of Removed Accounts.  By giving the written
                      -----------------------------
notice on the Repurchase Notice Date as required in Section 6.2 and by acceptance of the Reconveyance, a Seller represents and warrants that no selection procedures believed by such Seller to be materially adverse to the interests of Buyer or the holders of the Certificates were utilized in selecting the Removed Accounts.

          Section 6.6 Assignment of Repurchase Rights and Obligations.  The
                      -----------------------------------------------
Sellers elect (between themselves, and without the necessity of any consent or approval of any other Person) that any repurchase of Receivables required or permitted to be effected by a Seller (the "Assignor Seller") under Section 6.1 or Section 6.2 may be effected by the other Seller (the "Assignee Seller"), with such election to be made by the Sellers' delivery to Buyer of notice, not more than two Business Days prior to the date of such repurchase (or such later time as to which Buyer may consent) of such election, which notice shall identify the Receivables subject to such election. Upon delivery of such notice all rights and obligations of the Assignor Seller in respect of such repurchase shall be automatically assigned to the Assignee Seller, the Assignor Seller shall have no rights, liabilities or obligations in respect of such repurchase, and such repurchase shall thereupon be consummated by and in the name of the Assignee Seller.

                                  ARTICLE VII

                              CONDITIONS PRECEDENT

          Section 7.1 Conditions to Buyer's Obligations Regarding Initial
                      ---------------------------------------------------
Receivables. The obligations of Buyer to purchase the Receivables in Initial
-----------
Accounts on the Closing Date shall be subject to the satisfaction of the following conditions:

          (a) All representations and warranties of the Sellers contained in this Agreement shall be true and correct on the Closing Date with the same effect as though such representations and warranties had been made on such date;

          (b) All information concerning the Initial Accounts provided to Buyer shall be true and correct as of the Cut Off Date in all material respects;

          (c) FCNB shall have delivered or caused to be delivered to Buyer a computer file or microfiche list containing a true and complete list of all Initial Accounts identified by account number and by the Receivables balance as of the Cut Off Date, and the Sellers shall have substantially performed all other obligations required to be performed by the provisions of this Agreement;

          (d) Each Seller shall have recorded and filed, at its expense, any financing statement with respect to the Receivables (other than Receivables in Additional Accounts) now existing and hereafter created for the transfer of accounts (as defined in Section 9-106 of the UCC as in effect in the State of Illinois) meeting the requirements of applicable state law in such manner and in such jurisdictions as are necessary to perfect the sale of the Receivables to Buyer, and shall have delivered a file-stamped copy of such financing statements or other evidence of such filings (which may, for purposes of this paragraph, consist of telephone confirmations of such filings) to Buyer;

          (e) On or before the Closing Date, the Servicing Agreement shall have been duly executed and delivered by the parties thereto and the initial closing under the Servicing Agreement shall take place simultaneously with the initial closing hereunder; and

          (f) All corporate and legal proceedings and all instruments in connection with the transactions contemplated by this Agreement shall be satisfactory in form and substance to Buyer, and Buyer shall have received from the Sellers copies of all documents (including, without limitation, records of corporate proceedings) relevant to the transactions herein contemplated as Buyer may reasonably have requested.

          Section 7.2 Conditions to Buyer's Obligations Regarding Supplemental
                      --------------------------------------------------------
Conveyances. The obligations of Buyer to purchase any Receivables created under
-----------
any Additional Accounts shall be subject to the satisfaction of the following conditions:

          (a) All representations and warranties of the Sellers contained in this Agreement shall be true and correct on the Addition Date with the same effect as though such representations and warranties had been made on such date;

          (b) All information concerning the Additional Accounts provided or to be provided to Buyer shall be true and correct in all material respects as of the Addition Date with respect to Additional Accounts added pursuant to subsection 2.2(a) and as of the fifth Business Day after the first day of the calendar month occurring after any Addition Date arising under
     Section 2.2(c);

          (c) On or before each Addition Date with respect to Additional Accounts added pursuant to subsection 2.2(a) and on or before the fifth Business Day after the first day of the Monthly Period occurring after any Addition Date arising under subsection 2.2(c): (i) FCNB shall have indicated or caused to be indicated in the computer files of the Receivables that Receivables created in respect of the Additional Accounts have been sold to Buyer in accordance with this Agreement and transferred to the Trust pursuant to the Servicing Agreement for the benefit of the Certificateholders; (ii) FCNB shall have delivered or caused to be delivered to Buyer (or to the Trustee, if so directed by Buyer) a computer file or microfiche list containing a true and correct list of all such Additional Accounts, identified by account number and by the Receivable balance as of the Addition Date for Additional Accounts added pursuant to subsection 2.2(a) or as of such fifth Business Day of a Monthly Period with respect to Additional Accounts added pursuant to subsection 2.2(c) hereof; and (iii) the Sellers shall have substantially performed all other obligations required to be performed by the provisions of this Agreement;

          (d) The appropriate Seller or Sellers shall have executed and delivered a Supplemental Conveyance in conformity with the requirement of
     Section 2.2 hereof; and

          (e) Each Seller shall have recorded and filed, at its expense, any financing statement with respect to the Receivables in such Additional Accounts now existing and hereafter created in connection with the transfer of accounts (as defined in Section 9-106 of the UCC as in effect in the State of Illinois) meeting the requirements of applicable state law in such manner and in such jurisdictions as are necessary to perfect the sale of the Receivables to Buyer, and shall have delivered a file-stamped copy of such financing statements or other evidence of such filings (which may, for purposes of this paragraph, consist of telephone confirmations of such filings) to Buyer.

          Section 7.3 Conditions Precedent to Sellers' Obligations. The
                      --------------------------------------------
obligations of a Seller to sell Receivables on the Closing Date and on any Addition Date shall be subject to the satisfaction of the following conditions:

          (a) All representations and warranties of Buyer contained in this Agreement shall be true and correct with the same effect as though such representations and warranties had been made on such date;

          (b) Payment or provision for payment of the Purchase Price shall have been made in accordance with the provisions of Sections 3.3 and 3.4 hereof; and

          (c) All corporate and legal proceedings and all instruments in connection with the transactions contemplated by this Agreement shall be satisfactory in form and substance to the Sellers, and the Sellers shall have received from Buyer copies of all documents (including, without limitation, records of corporate proceedings) relevant to the transactions herein contemplated as the Sellers may reasonably have requested.


                                 ARTICLE VIII

                              TERM & TERMINATION

          Section 8.1 Term. This Agreement shall commence as of the date of
                      ----
execution and delivery hereof and shall continue in full force and effect until:
(a) the Trust terminates; or (b) upon the occurrence of any of the following events: Buyer or either Seller shall (i) become insolvent, (ii) fail to pay its debts generally as they become due, (iii) voluntarily seek, consent to, or acquiesce in the benefit or benefits of any Debtor Relief Law, (iv) become a party to (or be made the subject of) any proceeding provided for by any Debtor Relief Law, other than as a creditor or claimant, and, in the event such proceeding is involuntary, (1) within 10 Business Days after Buyer or such Seller, as applicable, has knowledge of such proceeding or the filing thereof either (x) the petition instituting same has not been dismissed or (y) an order has not been entered by the court having jurisdiction which allows continued transfer to the Trust or Buyer, as applicable, of Principal Receivables, in the case of a Seller's involuntary petition with no adverse effect to either Buyer, the Trust or the Investor Certificateholders, and in the case of Buyer's involuntary petition with no adverse effect to either the Trust or the Investor Certificateholders, or (2) an order as contemplated in (1)(y) above having previously been entered, is no longer in effect other than by reason of the termination of such proceeding; provided, however, that Buyer shall have no duty to continue to purchase Receivables or accept designation of Additional Accounts from and after the filing of an involuntary petition but prior to dismissal; or (v) become unable for any reason to convey or reconvey Receivables in accordance with the provisions of this Agreement; provided, however, that the termination of this Agreement pursuant to this subsection 8.1(b) shall not discharge any Person from any obligations incurred prior to such termination, including, without limitation, any obligations with respect to Receivables sold prior to such termination. Notwithstanding anything contained herein to the contrary, upon any termination of this Agreement, Buyer shall not purchase Receivables created or accept Additional Accounts designated on or after the date of such termination.

          Section 8.2 Effect of Termination. No termination or rejection or
                      ---------------------
failure to assume the executory obligations of this Agreement upon the bankruptcy of either Seller or Buyer shall be deemed to impair or affect the obligations pertaining to any executed sale or executed obligations, including without limitation, pre-termination breaches of representations and warranties by either Seller or Buyer. Without limiting the foregoing, prior to termination, neither the failure of FCNB to deliver or cause to be delivered computer records of Additional Accounts or Settlement Statements, nor the failure of Buyer to pay a Settlement Statement shall render such transfer or obligation executory, nor shall the continued duties of the parties pursuant to Section 5 or Section 9.1 of this Agreement render an executed sale executory.


                                  ARTICLE IX

                           MISCELLANEOUS PROVISIONS

          Section 9.1 Amendment. This Agreement and the other Conveyance
                      ---------
Papers and the rights and obligations of the parties hereunder may not be changed orally, but only by an instrument in writing signed by Buyer and the Sellers in accordance with this Section 9.1. This Agreement and any other Conveyance Papers may be amended from time to time by Buyer and the Sellers to correct or supplement any provisions herein or in any other Conveyance Papers which may be inconsistent with any other provisions herein or to add any other provisions with respect to matters or questions arising under this Agreement or any other Conveyance Papers which shall not be inconsistent with the provisions of this Agreement or any other Conveyance Papers; provided, however, that such action shall not (as evidenced by an Opinion of Counsel delivered to the Trustee and reasonably acceptable to the Rating Agencies) adversely affect in any material respect the interests of the Trustee for the benefit of the Certificates, unless the Trustee shall consent thereto. Any Supplemental Conveyance or Reconveyance executed in accordance with the provisions hereof shall not be considered amendments to this Agreement.

          Section 9.2 Governing Law. This Agreement and the other Conveyance
                      -------------
Papers shall be construed in accordance with the laws of the State of Illinois, without reference to its conflict of law provisions, and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

          Section 9.3 Notices. All demands, notices and communications
                      -------
hereunder shall be in writing and shall be deemed to have been duly given if personally delivered at or mailed by registered mail, return receipt requested, to (a) in the case of FCNB, First Consumers National Bank, 9300 S.W. Gemini Drive, Beaverton, Oregon 97005, Attn: President, (b) in the case of SAC, Spiegel Acceptance Corporation,, 400 West 9/th/ Street, Suite 101A, Wilmington, Delaware 19801, Attn: President, and (c) in the case of Buyer, Spiegel Credit Corporation III, 400 West 9/th/ Street, Suite 101B, Wilmington, Delaware 19801, Attn: John Steele Treasurer; or, as to each party, at such other address as shall be designated by such party in a written notice to each other party.

          Section 9.4 Severability of Provisions.  If any one or more of the
                      --------------------------
covenants, agreements, provisions or terms of this Agreement or any other Conveyance Paper shall for any reason whatsoever be held invalid, then such covenants, agreements, provisions, or terms shall be deemed severable from the remaining covenants, agreements, provisions, or terms of this Agreement or any other Conveyance Paper and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of any other Conveyance Paper.

          Section 9.5 Assignment. Notwithstanding anything to the contrary
                      ----------
contained herein, other than Buyer's assignment of its rights, titles and interests in, to, and under this Agreement to the Trustee for the benefit of the Certificateholders as contemplated by the Servicing Agreement and Section 9.6 hereof, and the Sellers' limited assignment rights set forth in Section 6.6 hereof, this Agreement and all other Conveyance Papers may not be assigned by the parties hereto.

          Section 9.6 Acknowledgment and Agreement of Sellers. By execution
                      ---------------------------------------
below,the Sellers expressly acknowledge and agree that all of Buyer's rights, titles and interests in, to and under this Agreement, including, without limitation, all of Buyer's rights, titles and interests in and to the Receivables purchased pursuant to this Agreement, shall be assigned by Buyer to the Trustee for the benefit of the Certificateholders, and the Sellers consent to such assent.

          Section 9.7 Further Assurances. Buyer and the Sellers agree to do
                      ------------------
and perform, from time to time, any and all acts and to execute any and all further instruments required or reasonably requested by the other party more fully to effect the purposes of this Agreement and the other Conveyance Papers, including, without limitation, the execution of any financing statements or continuation statements or equivalent documents relating to the Receivables for filing under the provisions of the UCC or other law of any applicable jurisdiction.

          Section 9.8 No Waiver; Cumulative Remedies. No failure to exercise
                      ------------------------------
and no delay in exercising, on the part of Buyer or either Seller, any right, remedy, power or privilege hereunder, shall operate a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exhaustive of any rights, remedies, powers and privileges provided by law.

          Section 9.9 Counterparts. This Agreement and all other Conveyance
                      ------------
Papers may be executed in two or more counterparts (and by different parties on separate counterparts), each of which shall be an original, but all of which together shall constitute one and the same instrument.

          Section 9.10 Binding Effect; Third-Party Beneficiaries. This
                       -----------------------------------------
Agreement and the other Conveyance Papers will inure to the benefit of and be binding upon the parties hereto, and their respective successors and permitted assigns. The Trustee shall be considered a third-party beneficiary of this Agreement.

          Section 9.11 Merger and Integration. Except as specifically stated
                       ----------------------
otherwise herein, this Agreement and the other Conveyance Papers set forth the entire understanding of the parties relating to the subject matter hereof, and all prior understandings, written or oral, are superseded by this Agreement and the other Conveyance Papers. This Agreement and the other Conveyance Papers may not be modified, amended, waived or supplemented except as provided herein.

          Section 9.12 Headings. The headings herein are for purposes of
                       --------
reference only and shall not otherwise affect the meaning or interpretation of any provision hereof.

          Section 9.13 Schedules and Exhibits. The schedules and exhibits
                       ----------------------
attached hereto and referred to herein shall constitute a part of this Agreement and are incorporated into this Agreement for all purposes.

          Section 9.14 Estimation and Calculation of Finance Charge
                       --------------------------------------------
Receivables. At all times and for all purposes of this Agreement, the amount of
-----------
Finance Charge Receivables outstanding at any point in time shall be determined in the manner described in Section 1.3 of the Servicing Agreement.

          Section 9.15 FCNB Records. FCNB covenants and agrees that this
                       ------------
Agreement is and shall remain continuously a part of FCNB's records, and that all supplemental documentation to be delivered by FCNB under this Agreement shall be and remain continuously a part of FCNB's records.

          IN WITNESS WHEREOF, Buyer and Sellers have caused this Agreement to be duly executed by their respective officers as of the day and year first above written.

                              SPIEGEL CREDIT CORPORATION III

                                    /s/ John R. Steele
                              By:   --------------------------------------------
                                    Title: Treasurer


                              FIRST CONSUMERS NATIONAL BANK

                                    /s/ John R. Steele
                              By:   --------------------------------------------
                                    Title: Treasurer


                              SPIEGEL ACCEPTANCE CORPORATION

                                    /s/ John R. Steele
                              By:   --------------------------------------------
                                    Title: VP & Treasurer

                                 SCHEDULE ONE
                                      to
                        RECEIVABLES PURCHASE AGREEMENT

                               Initial Accounts
                               ----------------

As contained on an Appropriately Labeled Computer Record Delivered Contemporaneously with this Agreement.

Aggregate Receivables as of the Cut Off Date:                    $____________

Aggregate Principal Receivables as of the Cut Off Date:          $____________

                                 SCHEDULE TWO
                                      to
                        RECEIVABLES PURCHASE AGREEMENT


SAC's Chief Executive Office:
-----------------------------

     400 West 9/th/ Street
     Suite 101A
     Wilmington, Delaware 19801


FCNB's Chief Executive Office:
------------------------------

     9300 S.W. Gemini Drive
     Beaverton, Oregon 97005


Locations Of Books and Records:
-------------------------------

     9300 S.W. Gemini Drive
     Beaverton, Oregon 97005

     800 Pasquinelli Drive
     Westmont, Illinois 60522

     3500 Lacey Road
     Downers Grove, Illinois 60515

                                   EXHIBIT A
                                      to
                        RECEIVABLES PURCHASE AGREEMENT

                        FORM OF SUPPLEMENTAL CONVEYANCE
                        -------------------------------


          SUPPLEMENTAL CONVEYANCE No. __ OF RECEIVABLES IN ADDITIONAL ACCOUNTS (the "Supplemental Conveyance"), dated as of _________, 199_, by and among FIRST CONSUMERS NATIONAL BANK, a national banking association ("FCNB"), SPIEGEL ACCEPTANCE CORPORATION, a Delaware corporation ("SAC"; FCNB and SAC are collectively referred to herein as the "Sellers"), and SPIEGEL CREDIT CORPORATION III, a Delaware corporation ("Buyer"), pursuant to the Receivables Purchase Agreement referred to below.


                             W I T N E S S E T H :
                             -------------------


          WHEREAS, Buyer and Sellers are parties to the Receivables Purchase Agreement, dated as of September 20, 1994 (as such agreement may have been, or may from time to time be, amended, supplemented or otherwise modified, the "Purchase Agreement");

          WHEREAS, pursuant to Section 2.2 of the Purchase Agreement, (i) under certain conditions, Sellers are required to sell Receivables in Additional Accounts; or (ii) Sellers may designate and sell Additional Accounts to be included as Accounts; or (iii) under certain circumstances, an Eligible Account of any Included Cycle is to be automatically included as an Additional Account;

          WHEREAS, Sellers now wish to sell the Receivables in the Additional Accounts described on Schedule One hereto, whether now existing or hereafter created, to Buyer; and

          WHEREAS, Buyer is willing to accept such sale and conveyance subject to the terms and conditions hereof;

          NOW THEREFORE, Sellers and Buyer hereby agree as follows:

          1.   Defined Terms.  Capitalized terms used in this Supplemental
               -------------
Conveyance have their respective meanings set forth in the Purchase Agreement, except that "Addition Date" shall mean, with respect to the Additional Accounts added pursuant to Section 2.2(a) of the Purchase Agreement and designated hereby, ____________, 199__.

          "Notice Date" shall mean, with respect to the Additional Accounts added pursuant to Section 2.2 of the Purchase Agreement and designated hereby, ____________, 199__ (which shall be a date on or before the fifth Business Day prior to the Addition Date).

          2.   Designation of Additional Accounts.  On or prior to the Addition
               ----------------------------------
Date, in respect of Additional Accounts added pursuant to Section 2.2 of the Purchase Agreement and on or before five Business Days after the first day of the calendar month next succeeding the calendar month in which Additional Accounts were added pursuant to Section 2.2(c), FCNB shall have delivered or caused to be delivered to Buyer (or to the Trustee, if Buyer so directs) a computer file or microfiche list containing a true and complete list of all charge accounts which as of the Addition Date shall be deemed to be Additional Accounts, such Additional Accounts being identified by account number and by Receivable balance as of the Addition Date in respect of Additional Accounts added pursuant to Section 2.2(a) of the Purchase Agreement or as of such fifth Business Day of the month in respect of Additional Accounts added during the preceding month pursuant to Section 2.2(c) of the Purchase Agreement. Such list shall be marked as Schedule One to this Supplemental Conveyance, delivered to
                   ------------
Buyer as confidential and proprietary and, as of the Addition Date, shall be incorporated into and made a part of this Supplemental Conveyance, the Purchase Agreement, and any other Conveyance Paper.

          3.   Sale of Receivables.  (a)  For value received, each Seller does
               -------------------
hereby sell, transfer, convey and assign to Buyer, without recourse, on and after the Addition Date, all of such Seller's right, title and interest in, to and under the Receivables now existing or hereafter created in the Additional Accounts designated on Schedule One hereto, all monies due or to become due with respect thereto (including all Finance Charge Receivables), all Collections, Recoveries and other proceeds thereof (including, without limitation, "proceeds" as defined in the UCC as in effect in the State of Illinois) and Insurance Proceeds relating thereto.

          (b) In connection with such sale and conveyance, Seller agrees (i) to record and file at its own expense, any financing statement for the purchase of accounts (as defined in Section 9-106 of the UCC as in effect in the State of Illinois), with respect to the Receivables now existing and hereafter created in the Additional Accounts designated hereby, meeting the requirements of applicable state law and in such jurisdictions as are necessary to perfect the sale of the Receivables from such Seller to Buyer and the transfer of such Receivables from Buyer to the Trust, and (ii) to deliver a file-stamped copy of such financing statements or other evidence of such filings (which may, for purposes of this Section 3, consist of telephone confirmations of such filings) to Buyer (or to the Trustee, if Buyer so directs) on or prior to the date of this Supplemental Conveyance.

          (c) In connection with such sale and conveyance, FCNB agrees, at its own expense, on or prior to the date of this Supplemental Conveyance to indicate or cause to be indicated in its books and records and in the computer files of the Receivables as required by the Purchase Agreement that Receivables created in connection with the Additional Accounts designated hereby have been sold to Buyer in accordance with the Purchase Agreement and transferred by Buyer to the Trust for the benefit of the Certificateholders.

          (d) The parties acknowledge and agree that, as contemplated by Section
2.3 of the Purchase Agreement, the Receivables to be transferred hereunder to Buyer on the Addition Date shall be so transferred to Buyer by [FCNB] [SAC], and that Receivables in the Additional Accounts designated hereby which are to be transferred to Buyer after the Addition Date, shall be so transferred by FCNB.

          4.  Acceptance by Buyer.  Buyer hereby acknowledges its acceptance of
              -------------------
all right, title and interest previously held by Sellers in, to and under the Receivables sold and conveyed hereby. Buyer further acknowledges that, prior to or simultaneously with the execution and delivery of this Supplemental Conveyance, FCNB delivered or caused to be delivered to Buyer or to the Trustee the computer file or microfiche list described in Section 2 of this Supplemental Conveyance.

          5.  Representations and Warranties of Seller.  Each Seller, but only
              ----------------------------------------
as to itself and as to those Receivables, if any, transferred by it hereunder, hereby severally (and not jointly) represents and warrants to Buyer as of the Addition Date that:

          (a) Legal, Valid and Binding Obligation.  This Supplemental conveyance
              -----------------------------------
constitutes a legal, valid, and binding obligation of such Seller, enforceable against such Seller in accordance with its terms, except as such enforceability may be limited by Debtor Relief Laws and except as such enforceability may be limited by general principles of equity (whether considered in a suit at law or in equity);

          (b) Schedule One.  Schedule One to this Supplemental Conveyance and
              ------------
the computer file or microfiche list delivered pursuant to Section 2 of this Supplemental Conveyance is an accurate and complete listing in all material respects of all the Additional Accounts as of the Addition Date and the information contained therein with respect to the identity of such Additional Accounts and the Receivables existing thereunder is true and correct in all material respects as of the Addition Date;

          (c) Eligibility of Accounts.  Each Additional Account designated
              -----------------------
hereby is an Eligible Account;

          (d) Selection Procedures.  The Additional Accounts were assigned
              --------------------
randomly to Cycles by FCNB or, if applicable, by Spiegel, and no selection procedures believed by such Seller to be materially adverse to the interests of Buyer or its successors and assigns were utilized in selecting the Additional Accounts designated hereby from available Eligible Accounts;

          (e)  Insolvency.  Such Seller is not insolvent; and, after giving
               ----------
effect to the conveyance set forth in Section 3 of this Supplemental Conveyance, will not be insolvent;

          (f)  Security Interest.  This Supplemental Conveyance constitutes
               -----------------
either (i) a valid sale, assignment, and conveyance or, in the case of Accounts added pursuant to Section 2.2(c) of the Purchase Agreement, confirmation of a valid sale, assignment, and conveyance to Buyer of all right, title and interest of such Seller in, to, and under the Receivables now existing and hereafter created in respect of the Additional Accounts designated hereby, all monies due or to become due with respect thereto (including all Finance Charge Receivables) together with all Recoveries, Collections and other proceeds including, without limitation, "proceeds" as defined in the UCC as in effect in the State of Illinois) of such Receivables and Insurance Proceeds relating thereto, or (ii) a grant of a security interest in such Receivables, and such property will be held free and clear of any Lien of any Person claiming through or under such Seller except for Liens permitted under Section 5.1(d) of the Purchase Agreement.

          (g)  Reconfirmation of Representations and Warranties.  All
               ------------------------------------------------
representations and warranties made by such Seller pursuant to Section 4.1 of the Purchase Agreement remain true and correct in all respects as of the Addition Date as if made on such date.

          6.   Conditions Precedent.  (a) The acceptance of Buyer set forth in
               --------------------
Section 4 above and the amendment of the Purchase Agreement set forth in Section 8 below are subject to the satisfaction by the Sellers, on or prior to the Addition Date, of the following conditions precedent:

          (i) All information concerning the Additional Accounts provided or to be provided to Buyer shall be true and correct in all material respects as of the Addition Date with respect to Additional Accounts added pursuant to
     Section 2.2(a) of the Purchase Agreement and as of the fifth Business Day after the first day of the calendar month occurring after any Addition Date arising under Section 2.2(c) of the Purchase Agreement;

          (ii) On or before each Addition Date with respect to Additional Accounts added pursuant to Section 2.2(a) of the Purchase Agreement: (i) FCNB shall have indicated or caused to be indicated in its books and records and in the computer files of the Receivables that Receivables created in respect of the Additional Accounts have been sold to Buyer in accordance with this Agreement for the benefit of the Certificateholders,
     (ii) FCNB shall have delivered or caused to be delivered to Buyer (or to the Trustee, if so directed by Buyer) a computer file or microfiche list containing a true and correct list of all such Additional Accounts, identified by account number and by Receivable balance as of the Addition Date, and (iii) the Sellers shall have substantially performed all other obligations required to be performed by the provisions of the Purchase Agreement and this Supplemental Conveyance; and

          (iii) Each Seller shall have recorded and filed, at its expense, all financing statements required to comply with Section 3(b) of this Supplemental Conveyance.

          (b) The sale by the Sellers set forth in Section 3 above and the amendment of the Purchase Agreement set forth in Section 8 below are subject to the satisfaction by Buyer, on or prior to the Addition Date, of the following:

          (i) All representations and warranties of Buyer contained in the Purchase Agreement shall be true and correct with the same effect as though such representations and warranties had been made on such date;

          (ii) Payment or provision for payment of the Purchase Price by Buyer in accordance with the provisions of Section 3 of the Purchase Agreement; and

          (iii) All corporate and legal proceedings and all instruments in connection with the transactions contemplated by this Supplemental Conveyance shall be satisfactory in form and substance to the Sellers, and the Sellers shall have received from Buyer copies of all documents (including, without limitation, records of corporate proceedings) relevant to the transactions herein contemplated as the Sellers may reasonably have requested.

          7.     Additional Information.  Each Seller shall have delivered to
                 ----------------------
Buyer such information as was reasonably requested by Buyer to satisfy itself as to the accuracy of the representation and warranty set forth in Section 5(e) of this Supplemental Conveyance.

          8.     Amendment of the Purchase Agreement. The Purchase Agreement is
                    -----------------------------------
hereby amended to provide that all references therein to the "Receivables Purchase Agreement", to "this Agreement", and "herein" shall be deemed from and after the Addition Date to be a dual reference to the Purchase Agreement as supplemented by this Supplemental Conveyance. Except as expressly amended hereby, all of the representations, warranties, terms, covenants, and conditions of the Purchase Agreement shall remain unamended and shall continue to be, and shall remain, in full force and effect in accordance with its terms and except as expressly provided herein shall not constitute or be deemed to constitute a waiver of compliance with or a consent to noncompliance with any term or provision of the Purchase Agreement.

          9.     Counterparts.  This Supplemental Conveyance may be executed in
                 ------------
two or more counterparts (and by different parties on separate counterparts), each of which shall be an original, but all of which together shall constitute one and the same instrument.

          10.    Governing Law.  This Supplemental Conveyance shall be construed
                 -------------
in accordance with the laws of the State of Illinois, without reference to its conflict of law provisions, and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

          IN WITNESS WHEREOF, the undersigned have caused this Supplemental Conveyance to be duly executed and delivered by their respective duly authorized officers on the day and year first above written.

                              FIRST CONSUMERS NATIONAL BANK


                              By:       _____________________________________
                              Title:    _____________________________________


                              SPIEGEL ACCEPTANCE CORPORATION


                              By:       _____________________________________
                              Title:    _____________________________________


                              SPIEGEL CREDIT CORPORATION III


                              By:       _____________________________________
                              Title:    _____________________________________

                                  SCHEDULE ONE
                                  ------------

                              ADDITIONAL ACCOUNTS
                              -------------------

                                   EXHIBIT B
                                       to
                         RECEIVABLES PURCHASE AGREEMENT

                              FORM OF RECONVEYANCE
                              --------------------


          RECONVEYANCE No. __ OF RECEIVABLES (this "Reconveyance"), dated as of _________, 199_, by and between SPIEGEL CREDIT CORPORATION III, a Delaware corporation ("SCCIII") and ______________, a _________________ ("Seller"),
pursuant to the Receivables Purchase Agreement referred to below.


                             W I T N E S S E T H :
                             -------------------


          WHEREAS, SCCIII, Seller and [First Consumers National Bank] [Spiegel Acceptance Corporation] are parties to the Receivables Purchase Agreement, dated as of September 20, 1994 (as such agreement may have been, or may from time to time be, amended, supplemented or otherwise modified, the "Purchase Agreement");

          WHEREAS, pursuant to Section 6 of the Purchase Agreement (i) under certain conditions, Seller is required to repurchase Receivables in certain Accounts, or (ii) SCCIII may designate from time to time certain Accounts for repurchase;

          WHEREAS, pursuant to Section 6 of the Purchase Agreement SCCIII wishes to sell and convey to Seller the Receivables from the Accounts listed on Schedule One hereto (the "Removed Accounts"); and

          WHEREAS, Seller is willing to repurchase Receivables under the Removed Accounts by payment, or provision for the payment, of the Repurchase Price therefor pursuant to Section 6 of the Purchase Agreement;

          NOW THEREFORE, SCCIII and Seller hereby agree as follows:

          1.   Defined Terms.  Capitalized terms used in this Reconveyance have
               -------------
their respective meanings set forth in the Purchase Agreement, except that "Repurchase Date" shall mean, with respect to the Removed Accounts designated hereby, ____________, 199__.

          2.   Designation of Removed Accounts.  Within three Business Days
               -------------------------------
after the Repurchase Date, Seller shall deliver or cause to be delivered to SCCIII a computer file, microfiche or written list containing a true and complete list of all Removed Accounts identified by account number and Receivable balance of such Removed Accounts. Such list shall be marked as

Schedule One to this Reconveyance and shall be incorporated into and made a part
------------
of
this Reconveyance as of the Repurchase Date and of the Purchase Agreement and other Conveyance Papers.

          3.   Conveyance of Receivables.  (a)  For value received, SCCIII does
               -------------------------
hereby sell, transfer, assign, and set-over to Seller, without recourse, on and after the Repurchase Date, all right, title and interest of SCCIII in, to, and under the Receivables now existing and hereafter created in the Removed Accounts designated hereby, all monies due or to become due with respect thereto (including all Finance Charge Receivables), all proceeds thereof (including, without limitation, "proceeds" as defined in the UCC in any states where Seller's or the Servicer's chief executive offices or books and records relating to Receivables are located) and Insurance Proceeds relating thereto.

          (b) In connection with such transfer, SCCIII agrees to (and agrees to cause Trustee to) execute and deliver to Seller on or prior to the date of this Reconveyance, a termination statement or partial release with respect to the Receivables now existing and hereafter created in the Removed Accounts designated hereby evidencing the sale and conveyance of the Receivables in the Removed Accounts and the release of all liens or security interests thereon, which shall meet the requirements of applicable state law and shall be filed in such manner and in such jurisdictions as are necessary to evidence such sale and conveyance and remove such lien.

          4.   Acceptance by Seller.  Seller hereby acknowledges that, prior to
               --------------------
or simultaneously with the execution and delivery of this Reconveyance, SCCIII delivered or caused to be delivered to Seller the computer file or microfiche list described in Section 2 of this Reconveyance.

          5.   Representations and Warranties of SCCIII.  SCCIII hereby
               ----------------------------------------
represents and warrants to Seller as of the Repurchase Date:

          (a) Legal, Valid and Binding Obligation.  This Reconveyance
              -----------------------------------
constitutes a legal, valid, and binding obligation of SCCIII, enforceable against SCCIII in accordance with its terms, except as such enforceability may be limited by Debtor Relief Laws and except as such enforceability may be limited by general principles of equity (whether considered in a suit at law or in equity); and

          (b) Schedule One.  Schedule One to this Reconveyance and the computer
              ------------
file or microfiche list delivered pursuant to Section 2 of this Reconveyance is an accurate and complete listing in all material respects of all the Removed Accounts as of the Repurchase Date and the information contained therein with respect to the identity of such Removed Accounts and the Receivables existing thereunder is true and correct in all material respects as of the Repurchase Date;

          (c) Compliance with Servicing Agreement.  SCCIII has effected a
              -----------------------------------
retransfer from the Trust of the Receivables now existing or hereafter arising under the Removed Accounts in compliance with the provisions of the Servicing Agreement.

          (d) Selection Procedures.  In respect of Removed Accounts designated
              --------------------
pursuant to Section 6.2 of the Purchase Agreement, SCCIII and Seller have mutually agreed as to the designation of the Removed Accounts.

          (e) Insolvency.  As of the Repurchase Notice Date and as of the
              ----------
Repurchase Date, SCCIII is not insolvent and, after giving effect to the conveyance set forth in Section 3 of this Reconveyance, SCCIII will not be insolvent.

          6.   Conditions Precedent.  (a) The amendment of the Purchase
               --------------------
Agreement set forth in Section 7 hereof is subject to the satisfaction by SCCIII, on or prior to the Repurchase Date, of the following conditions precedent:

          (i) All information concerning the Removed Accounts provided or to be provided to Seller shall be true and correct in all material respects as of the Repurchase Date;

          (ii) SCCIII shall have, and on or before the third Business Day after the Repurchase Date: (i) delivered to Seller a computer file or microfiche list containing a true and correct list of all such Removed Accounts, identified by account number and by Receivable balance as of the Repurchase Date; and (ii) substantially performed all other obligations required to be performed by the provisions of this Reconveyance; and

          (iii) SCCIII shall have delivered to Seller the termination statements and partial releases required to be delivered in Section 3(b) of this Reconveyance.

          (b) The amendment of the Purchase Agreement set forth in Section 7 is subject to payment or provision for payment of the Repurchase Price in accordance with the provisions of Section 6 of the Purchase Agreement on or prior to the Repurchase Date.

          7.   Amendment of the Purchase Agreement.  The Purchase Agreement is
               -----------------------------------
hereby amended to provide that all references therein to the "Receivables Purchase Agreement", to "this Agreement" and "herein" shall be deemed from and after the Repurchase Date to be a dual reference to the Purchase Agreement as supplemented by this Reconveyance. Except as expressly amended hereby, all of the representations, warranties, terms, covenants and conditions of the Purchase Agreement shall remain unamended and shall continue to be, and shall remain, in full force and effect in accordance with its terms and except as expressly provided herein shall not constitute or be deemed to constitute a waiver of compliance with or a consent to non-compliance with any term or provision of the Purchase Agreement.

          8.   Counterparts.  This Reconveyance may be executed in two or more
               ------------
counterparts (and by different parties on separate counterparts), each of which shall be an original, but all of which together shall constitute one and the same instrument.

          9.   Governing Law.  This Reconveyance shall be construed in
               -------------
accordance with the laws of the State of Illinois, without reference to its conflict of law provisions, and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

          IN WITNESS WHEREOF, the undersigned have caused this Reconveyance to be duly executed and delivered by their respective duly authorized officers on the day and year first above written.

                              [FIRST CONSUMERS NATIONAL BANK]
                              [SPIEGEL ACCEPTANCE CORPORATION]


                              By:     _________________________________________
                              Title:  _________________________________________


                              SPIEGEL CREDIT CORPORATION III


                              By:     _________________________________________
                              Title:  _________________________________________

                                 SCHEDULE ONE

                                REMOVED ACCOUNTS
                                ----------------

                                   EXHIBIT C
                                       to
                         RECEIVABLES PURCHASE AGREEMENT

                          FORM OF SETTLEMENT STATEMENT

                         SPIEGEL CREDIT CORPORATION III

                         RECEIVABLES PURCHASE AGREEMENT

                Current Settlement Date: _______________, 199___

          First Consumers National Bank ("FCNB"), Spiegel Acceptance Corporation ("SAC") and Spiegel Credit Corporation III ("Buyer"), pursuant to the Receivables Purchase Agreement (the "Purchase Agreement") dated as of September 20, 1994, by and among FCNB, SAC and Buyer, do hereby agree and certify as follows:


               1. Capitalized terms used in this Settlement Statement have their respective meanings in the Purchase Agreement. As used herein, the term "Subject Period"shall mean the Monthly Period immediately preceding the calendar month in which this Settlement Statement is delivered. This Settlement Statement is delivered pursuant to Section
           3.5 of the Purchase Agreement. References hereto to certain sections are references to the respective sections in the Purchase Agreement.


               2. The date of this Settlement Statement is a Settlement Date under the Purchase Agreement.

A.         RECEIVABLES PURCHASED FROM FCNB AND PURCHASE PRICE FOR
           SUBJECT PERIOD

               3.  The aggregate unpaid balance of Receivables
           conveyed to Buyer by FCNB and balance of Receivables
           created in Accounts pursuant to the Purchase Agreement
           during the Subject Period was equal to                    $_________

               4.  The portion of the amount shown in item 3 paid
           in cash during the Subject Period was equal to            $_________

               5.  The portion of the amount shown in item 3 not
           paid in cash during the Subject Period (item 3 minus
           item 4) is equal to                                       $_________

B.         RECEIVABLES PURCHASED FROM SAC AND PURCHASE PRICE FOR
           SUBJECT PERIOD

               6.  The aggregate unpaid balance of Receivables
           conveyed to Buyer by SAC pursuant to the Purchase
           Agreement during the Subject Period was equal to .........   $_____

               7.  The portion of the amount shown in item 6 paid
           in cash during the Subject Period was equal to ...........   $_____

               8.  The portion of the amount shown in item 6 not
           paid in cash during the Subject Period (item 6 minus
           item 7) is equal to ......................................   $_____


C.         RECEIVABLES REPURCHASED BY FCNB AND REPURCHASE PRICE FOR
           SUBJECT PERIOD

               9.  The aggregate Repurchase Price of Receivables
           prepurchased by FCNB pursuant to Section 6.1 or 6.2 of the
           Purchase Agreement during the Subject Period (the "FCNB
           Repurchased Receivables") was equal to ....................  $______

               10.  The portion of the Repurchase Price for the
           FCNB Repurchased Receivables paid in cash during the Subject
           Period was equal to .......................................  $______

               11.  The portion of the Repurchase Price for the
           FCNB Repurchased Receivables not paid in cash during the
           Subject Period (item 9 minus item 10) is equal to ........   $______

D.         RECEIVABLES REPURCHASED BY SAC AND REPURCHASE PRICE FOR
           SUBJECT PERIOD

               12.  The aggregate Repurchase Price of Receivables
           repurchased by SAC pursuant to Section 6.1 or 6.2 of the
           Purchase Agreement during the Subject Period (the "SAC
           Repurchased Receivables") was equal to ....................  $_______

               13.  The portion of the Repurchase Price for the
           SAC Repurchased Receivables paid in cash during the Subject
           Period was equal to .......................................  $_______

               14.  The portion of the Repurchase Price for the
           SAC Repurchased Receivables not paid in cash during the
           Subject Period (item 12 minus item 13) is equal to ........  $_______

           In witness whereof, the undersigned have duly executed and delivered this Settlement Statement this _____ day of 199___.

                              FIRST CONSUMERS NATIONAL BANK


                              By:    __________________________________________
                              Title: __________________________________________


                              SPIEGEL ACCEPTANCE CORPORATION


                              By:    __________________________________________
                              Title: __________________________________________


                              SPIEGEL CREDIT CORPORATION III


                              By:    __________________________________________
                              Title: __________________________________________

                                   EXHIBIT D



On file with First Consumers National Bank